Exhibit 99.1
RING ENERGY ANNOUNCES SECOND QUARTER 2024 RESULTS, PROVIDES GUIDANCE FOR THIRD QUARTER AND UPDATES FULL YEAR 2024 OUTLOOK

~ Q2 2024 Highlighted by Record Oil and Total Production and Cash Flow Generation ~
~ Increased Full Year 2024 Guidance Reflects Record First Half Results and Strong Outlook ~

The Woodlands, TX – August 6, 2024 – Ring Energy, Inc. (NYSE American: REI) (“Ring” or the “Company”) today reported operational and financial results for second quarter 2024 and provided an improved outlook for the third quarter and full year.

Second Quarter 2024 Highlights

•Produced sales of 13,623 barrels of oil per day (“Bo/d”), representing a 2% increase over the first quarter of 2024;
•Sold record total volumes of 19,786 barrels of oil equivalent per day (“Boe/d”) (69% oil), which was 4% higher than the first quarter;
•Reported net income of $22.4 million, or $0.11 per diluted share, and Adjusted Net Income1 of $23.4 million, or $0.12 per diluted share;
•Recorded Lease Operating Expense (“LOE”) of $10.72 per Boe, which was below the low end of guidance;
•Increased Cash Operating Margin1 to $32.97 per Boe, reflecting a 7% increase over the first quarter and contributing to 9% growth year-to-date from 2023;
•Achieved record Adjusted EBITDA1 of $66.4 million — up 7% from the first quarter and 15% year-to-date;
•Incurred capital expenditures of $35.4 million, which was below the low end of guidance;
•Successfully drilled and completed 11 producing wells (guidance was 9 to 11 wells) during the second quarter of which five wells came online late in the period;
•Generated record Adjusted Free Cash Flow of $21.4 million during the quarter and $37.0 million year-to-date — representing a 60% increase for the first six months. The Company has remained cash flow positive for 19 consecutive quarters;
•Ended the period with $407.0 million in outstanding borrowings on the Company’s credit facility, reflecting a paydown of $15.0 million during the quarter and $48.0 million since closing the Founders Acquisition in August 2023;
•Increased liquidity to $194.1 million and lowered the Leverage Ratio2 to 1.59x as of June 30, 2024; and
•Provided guidance for higher sales volumes, lower operating expenses and lower capital spending for the third quarter and full year.

Mr. Paul D. McKinney, Chairman of the Board and Chief Executive Officer, commented, “The second quarter marked another successful period for the Company reaching a number of key milestones as part of our proven strategy focused on maximizing cash flow generation. This included record production, Adjusted EBITDA and Adjusted Free Cash Flow that led to a $15 million reduction of debt. Driving the 60% increase in year-to-date Adjusted Free Cash Flow over 2023 was the impact of the Founders Acquisition that closed in August 2023 and the outstanding performance of our ongoing capital spending program. In addition, our year-to-date results reflect the benefits from our continued focus on reducing overall costs and downtime. We believe these factors place us in a good position for ongoing success. We look forward to additional material debt reduction over the coming quarters, subject to oil prices remaining at recent levels.”
1 A non-GAAP financial measure; see the “Non-GAAP Information” section in this release for more information including reconciliations to the most comparable GAAP measures.
2 Refer to the “Non-GAAP Information” section in this release for calculation of the Leverage Ratio.

Mr. McKinney concluded, “For second half 2024, we remain focused on maximizing cash flow to further improve our balance sheet. The success of our disciplined capital spending program in the first half bodes well for the remainder of 2024, and we will continue to execute our plan to organically maintain or slightly grow oil production. Our updated full year guidance reflects a 4% increase in daily oil production and a 3% decrease in capital spending — both assuming the midpoint. While our focus remains on reducing debt, we continue to evaluate growth opportunities through strategic, accretive and balance sheet enhancing acquisitions.”

Summary Results

	Quarter to Date					Year to Date
	Q2 2024	Q1 2024	Q2 2024 to Q1 2024 % Change	Q2 2023	Q2 2024 to Q2 2023 % Change	YTD 2024	YTD 2023	YTD % Change
Average Daily Sales Volumes (Boe/d)	19,786	19,034	4%	17,271	15%	19,410	17,779	9%
Crude Oil (Bo/d)	13,623	13,394	2%	11,861	15%	13,509	12,259	10%
Net Sales (MBoe)	1,800.6	1,732.1	4%	1,571.7	15%	3,532.6	3,218.0	10%
Realized Price - All Products ($/Boe)	$55.06	$54.56	1%	$50.49	9%	$54.82	$52.03	5%
Realized Price - Crude Oil ($/Bo)	$80.09	$75.72	6%	$72.30	11%	$77.93	$72.85	7%
Revenues ($MM)	$99.1	$94.5	5%	$79.3	25%	$193.6	$167.4	16%
Net Income ($MM)	$22.4	$5.5	306%	$28.8	(22)%	$27.9	$61.5	(55)%
Adjusted Net Income ($MM)	$23.4	$20.3	15%	$28.0	(16)%	$43.8	$53.0	(17)%
Adjusted EBITDA ($MM)	$66.4	$62.0	7%	$53.5	24%	$128.4	$112.0	15%
Capital Expenditures ($MM)	$35.4	$36.3	(2)%	$31.6	12%	$71.6	$70.5	2%
Adjusted Free Cash Flow ($MM)	$21.4	$15.6	38%	$12.6	70%	$37.0	$23.1	60%

Financial Overview: For the second quarter of 2024, the Company reported net income of $22.4 million, or $0.11 per diluted share, which included a $0.8 million before-tax non-cash unrealized commodity derivative gain and $2.1 million in before-tax share-based compensation. The Company’s Adjusted Net Income was $23.4 million, or $0.12 per diluted share. In the first quarter of 2024, the Company reported net income of $5.5 million, or $0.03 per diluted share, which included a $17.6 million before-tax non-cash unrealized commodity derivative loss and $1.7 million for before-tax share-based compensation costs. The Company’s Adjusted Net Income for the first quarter of 2024 was $20.3 million, or $0.10 per diluted share. For the second quarter of 2023, Ring reported net income of $28.8 million, or $0.15 per diluted share, which included a $3.1 million before-tax non-cash unrealized commodity derivative gain, $2.3 million in before-tax share-based compensation and $0.2 million in before-tax transaction costs. Adjusted Net Income in the second quarter of 2023 was $28.0 million, or $0.14 per diluted share.

Adjusted EBITDA was a record $66.4 million for the second quarter of 2024 compared to $62.0 million for the first quarter of 2024 and $53.5 million for the second quarter of 2023 — a 7% and 24% increase, respectively.

Adjusted Free Cash Flow for the second quarter of 2024 was a record $21.4 million versus $15.6 million for the first quarter of 2024 (38% increase) and $12.6 million for the second quarter of 2023 (70% increase). Included was capital spending of $35.4 million in the second quarter of 2024 versus $36.3 million in the first quarter of 2024 and $31.6 million in the second quarter of 2023.

Adjusted Cash Flow from Operations was a record $56.6 million for the second quarter of 2024 compared to $51.9 million for the first quarter of 2024 (a 9% increase), and $44.0 million for the second quarter of 2023 (a 29% increase).

Adjusted Net Income, Adjusted EBITDA, Adjusted Free Cash Flow, Adjusted Cash Flow from Operations, and Cash Operating Margin are non-GAAP financial measures, which are described in more detail and reconciled to the most comparable GAAP measures, in the tables shown later in this release under “Non-GAAP Financial Information.”

Sales Volumes, Prices and Revenues: Sales volumes for the second quarter of 2024 were 19,786 Boe/d (69% oil, 14% natural gas and 17% NGLs), or 1,800,570 Boe. Positively impacting second quarter 2024 sales volumes was the Founders Acquisition that closed in August 2023 and incremental production brought online during the period associated with the Company’s ongoing development program. First quarter 2024 sales volumes were 19,034 Boe/d (70% oil, 15% natural gas and 15% NGLs), or 1,732,057 Boe, and second quarter of 2023 sales volumes were 17,271 Boe/d (69% oil, 16% natural gas and 15% NGLs), or 1,571,668 Boe. Second quarter 2024 sales volumes were comprised of 1,239,731 barrels (“Bbls”) of oil, 1,538,347 thousand cubic feet (“Mcf”) of natural gas and 304,448 Bbls of NGLs.

For the second quarter of 2024, the Company realized an average sales price of $80.09 per barrel of crude oil, $(1.93) per Mcf of natural gas, and $9.27 per barrel of NGLs. The realized natural gas and NGL prices were impacted by a fee reduction to the value received. For the second quarter of 2024, the weighted average natural gas price per Mcf was $(0.34) and the weighted average fee value per Mcf was $(1.59); the weighted average NGL price per barrel was $19.49 offset by a weighted average fee per barrel of $(10.22). The weighted average natural gas price for second quarter 2024 reflects continued natural gas product takeaway constraints, which could be alleviated through additional third-party pipeline capacity targeted to come online by year end 2024. The combined average realized sales price for the period was $55.06 per Boe, up 1% versus $54.56 per Boe for the first quarter of 2024, and up 9% from $50.49 per Boe in the second quarter of 2023. The average oil price differential the Company experienced from NYMEX WTI futures pricing in the second quarter of 2024 was a negative $0.61 per barrel of crude oil, while the average natural gas price differential from NYMEX futures pricing was a negative $4.31 per Mcf.

Revenues were $99.1 million for the second quarter of 2024 compared to $94.5 million for the first quarter of 2024 and $79.3 million for the second quarter of 2023. The 5% increase in second quarter 2024 revenues from the first quarter of 2024 was driven by higher overall realized pricing and sales volumes.

Lease Operating Expense (“LOE”): LOE, which includes expensed workovers and facilities maintenance, was $19.3 million, or $10.72 per Boe, in the second quarter of 2024, which was below the low end of the Company’s guidance of $10.75 to $11.25 per Boe. LOE per Boe was below expectations due to lower expense workover costs and higher production. LOE was $18.4 million, or $10.60 per Boe in the first quarter of 2024 and $15.9 million, or $10.14 per Boe, for the second quarter of 2023.

Gathering, Transportation and Processing (“GTP”) Costs: As previously disclosed, due to a contractual change effective May 1, 2022, the Company no longer maintains ownership and control of natural gas through processing for the majority of gas produced. As a result, the majority of GTP costs are now reflected as a reduction to the natural gas sales price and not as an expense item. There does remain one contract in place with a natural gas processing entity where the point of control of gas dictates requiring the fees to be recorded as an expense.

Ad Valorem Taxes: Ad valorem taxes were $0.74 per Boe for the second quarter of 2024 compared to $1.24 per Boe in the first quarter of 2024 and $1.06 per Boe for the second quarter of 2023.

Production Taxes: Production taxes were $2.01 per Boe in the second quarter of 2024 compared to $2.56 per Boe in the first quarter of 2024 and $2.55 per Boe in second quarter of 2023. Production taxes ranged between 3.7% to 5.1% of revenue for all three periods.

Depreciation, Depletion and Amortization (“DD&A”) and Asset Retirement Obligation Accretion: DD&A was $13.72 per Boe in the second quarter of 2024 versus $13.74 per Boe for the first quarter of 2024 and $13.23 per Boe in the second quarter of 2023. Asset retirement obligation accretion was $0.20 per Boe in the second quarter of 2024 and for the first quarter of 2024, compared to $0.23 per Boe in the second quarter of 2023.

General and Administrative Expenses (“G&A”): G&A was $7.7 million ($4.28 per Boe) for the second quarter of 2024 versus $7.5 million ($4.31 per Boe) for the first quarter of 2024 and $6.8 million ($4.33 per Boe) for the second quarter of 2023. G&A, excluding non-cash share-based compensation, was $5.6 million ($3.13 per Boe) for the second quarter of 2024 versus $5.7 million ($3.32 per Boe) for the first quarter of 2024 and $4.5 million

($2.89 per Boe) for the second quarter of 2023. G&A, excluding non-cash share-based compensation and transaction costs, was $5.6 million ($3.13 per Boe) for the second quarter of 2024 versus $5.7 million ($3.32 per Boe) for the first quarter of 2024 and $4.3 million ($2.75 per Boe) for the second quarter of 2023.

Interest Expense: Interest expense was $10.9 million in the second quarter of 2024 versus $11.5 million for the first quarter of 2024 and $10.6 million for the second quarter of 2023.

Derivative (Loss) Gain: In the second quarter of 2024, Ring recorded a net loss of $1.8 million on its commodity derivative contracts, including a realized $2.6 million cash commodity derivative loss and an unrealized $0.8 million non-cash commodity derivative gain. This compares to a net loss of $19.0 million in the first quarter of 2024, including a realized $1.5 million cash commodity derivative loss and an unrealized $17.6 million non-cash commodity derivative loss. In the second quarter of 2023, the Company recorded a net gain on commodity derivative contracts of $3.3 million, including a realized $0.2 million cash commodity derivative gain and an unrealized $3.1 million non-cash commodity derivative gain.

A summary listing of the Company’s outstanding derivative positions at June 30, 2024 is included in the tables shown later in this release.

For the remainder (July through December) of 2024, the Company has approximately 1.2 million barrels of oil (approximately 49% of oil sales guidance midpoint) hedged and approximately 1.2 billion cubic feet of natural gas (approximately 38% of natural gas sales guidance midpoint) hedged.

Income Tax: The Company recorded a non-cash income tax provision of $6.8 million in the second quarter of 2024 versus $1.7 million in the first quarter of 2024, and a non-cash benefit of $6.4 million for the second quarter of 2023.

Balance Sheet and Liquidity: Total liquidity (defined as cash and cash equivalents plus borrowing base availability under the Company’s credit facility) at June 30, 2024 was $194.1 million, an 8% increase from March 31, 2024. Liquidity at June 30, 2024 consisted of cash and cash equivalents of $1.2 million and $192.9 million of availability under Ring’s revolving credit facility, which included a reduction of $35 thousand for letters of credit. On June 30, 2024, the Company had $407 million in borrowings outstanding on its credit facility that has a current borrowing base of $600 million. During the second quarter, Ring paid down $15 million in borrowings. Consistent with the past, the Company is targeting additional debt reduction in 2024, dependent on market conditions, the timing and level of capital spending, and other considerations.

Capital Expenditures: During the second quarter of 2024, capital expenditures were $35.4 million, which was below the Company’s guidance of $37 million to $42 million, while the number of producing wells drilled and completed — 11 in total — was at the high end of the Company’s guidance range. All 11 wells are in the Central Basin Platform and have a working interest of 100%. Specifically, in its Andrews County acreage the Company drilled and completed five 1-mile horizontal (“Hz”) wells, in the Ector County acreage Ring drilled and completed three vertical wells, and in the Crane County acreage the Company drilled and completed three vertical wells.

Contributing to lower than expected actual capital spending levels for the first half of 2024 was increased well completion efficiencies, improved logistics for certain drilling activities, and lower costs due to an improved macro environment for drilling and completion services for Ring’s wells. The impact of these factors is reflected in the Company’s updated full year 2024 guidance, including Ring’s outlook for the second half of 2024.

Quarter	Area	Wells Drilled	Wells Completed

1Q 2024	Northwest Shelf (Horizontal)	2	2
	Central Basin Platform (Horizontal)	3	3
	Central Basin Platform (Vertical)	6	6
	Total (1)	11	11

2Q 2024	Northwest Shelf (Horizontal)	—	—
	Central Basin Platform (Horizontal)	5	5
	Central Basin Platform (Vertical)	6	6
	Total	11	11
(1) First quarter total does not include the SWD well drilled and completed in the Central Basin Platform.

Full Year and Third Quarter 2024 Sales Volumes, Capital Investment and Operating Expense Guidance

The Company commenced its 2024 development program with two rigs (one Hz and one vertical) focused on slightly growing oil sales volumes and maintaining year-over-year Boe sales. Ring’s year-to-date performance has led to greater year-over-year Boe and oil sales volumes growth than originally planned.

For full year 2024, Ring now expects total capital spending of $141 million to $161 million (versus $135 million to $175 million previously), a 3% reduction at the midpoint. The updated program includes a balanced and capital efficient combination of drilling, completing and placing on production 19 to 23 Hz and 22 to 25 vertical wells across the Company’s asset portfolio. Additionally, the full year capital spending program includes funds for targeted well recompletions, capital workovers, infrastructure upgrades, reactivations, and leasing costs, as well as non-operated drilling, completion, and capital workovers.

All projects and estimates are based on assumed WTI oil prices of $70 to $90 per barrel and Henry Hub prices of $2.00 to $3.00 per Mcf. As in the past, Ring has designed its spending program with flexibility to respond to changes in commodity prices and other market conditions as appropriate.

Based on the $151 million midpoint of spending guidance, the Company continues to expect the following estimated allocation of capital, including:

•75% for drilling, completion, and related infrastructure;
•17% for recompletions and capital workovers;
•5% for ESG improvements (environmental and emission reducing upgrades); and
•3% for land, non-operated capital, and other.

The Company is increasing its full year 2024 oil sales volumes guidance to between 13,200 and 13,800 Bo/d versus 12,600 to 13,300 Bo/d previously, which reflects a 4% increase at the midpoint.

The Company remains focused on maximizing Adjusted Free Cash Flow. All 2024 planned capital expenditures will be fully funded by cash on hand and cash from operations, and excess Adjusted Free Cash Flow is targeted for further debt reduction.

For the third quarter of 2024, Ring is providing guidance for increased sales volumes, and lower capital spending and operating expense. Ring expects third quarter 2024 sales volumes of 13,200 to 13,800 Bo/d and 19,000 to 19,800 Boe/d (70% oil, 14% natural gas, and 16% NGLs).

The Company is targeting total capital expenditures in third quarter 2024 of $35 million to $45 million, primarily for drilling and completion activity. Additionally, the capital spending program includes funds for targeted capital workovers, infrastructure upgrades, well reactivations, leasing acreage; and non-operated drilling, completion, and capital workovers.

Ring now expects LOE of $10.50 to $11.25 per Boe for both the third quarter and full year. The Company’s previous guidance for full year 2024 was $10.50 to $11.50 per Boe.

The guidance in the table below represents the Company's current good faith estimate of the range of likely future results. Guidance could be affected by the factors discussed below in the "Safe Harbor Statement" section.

	Q3	FY
	2024	2024
Sales Volumes:
Total Oil (Bo/d)	13,200 - 13,800	13,200 - 13,800
Mid Point (Bo/d)	13,500	13,500
Total (Boe/d)	19,000 - 19,800	19,000 - 19,800
Mid Point (Boe/d)	19,400	19,400
Oil (%)	70%	70%
NGLs (%)	16%	16%
Gas (%)	14%	14%

Capital Program:
Capital spending(1) (millions)	$35 - $45	$141 - $161
Mid Point (millions)	$40	$151
New Hz wells drilled	7 - 8	19 - 23
New Vertical wells drilled	6 - 7	22 - 25
Wells completed and online	11 - 12	41 - 48

Operating Expenses:
LOE (per Boe)	$10.50 - $11.25	$10.50 - $11.25
Mid Point (per Boe)	$10.88	$10.88
(1) In addition to Company-directed drilling and completion activities, the capital spending outlook includes funds for targeted well recompletions, capital workovers, infrastructure upgrades, and well reactivations. Also included is anticipated spending for leasing acreage; and non-operated drilling, completion, and capital workovers.

Conference Call Information

Ring will hold a conference call on Wednesday, August 7, 2024 at 12:00 p.m. ET (11 a.m. CT) to discuss its second quarter 2024 operational and financial results. An updated investor presentation will be posted to the Company’s website prior to the conference call.

To participate in the conference call, interested parties should dial 833-953-2433 at least five minutes before the call is to begin. Please reference the “Ring Energy Second Quarter 2024 Earnings Conference Call”. International callers may participate by dialing 412-317-5762. The call will also be webcast and available on Ring’s website at www.ringenergy.com under “Investors” on the “News & Events” page. An audio replay will also be available on the Company’s website following the call.

About Ring Energy, Inc.

Ring Energy, Inc. is an oil and gas exploration, development, and production company with current operations focused on the development of its Permian Basin assets. For additional information, please visit www.ringenergy.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitation, statements with respect to the Company’s strategy and prospects. The forward-looking statements include statements about the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the Company, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by Ring and its management in light of their experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities particularly in the winter; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base and interest rates under the Company’s credit facility; Ring’s ability to generate sufficient cash flows from operations to meet the internally funded portion of its capital expenditures budget; the impacts of hedging on results of operations; and Ring’s ability to replace oil and natural gas reserves. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the Securities and Exchange Commission, including its Form 10-K for the fiscal year ended December 31, 2023, and its other filings. Ring undertakes no obligation to revise or update publicly any forward-looking statements, except as required by law.

Contact Information

Al Petrie Advisors
Al Petrie, Senior Partner
Phone: 281-975-2146 Email: apetrie@ringenergy.com

RING ENERGY, INC.
Condensed Statements of Operations
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023

Oil, Natural Gas, and Natural Gas Liquids Revenues	$99,139,349	$94,503,136	$79,348,573	$193,642,485	$167,431,485

Costs and Operating Expenses
Lease operating expenses	19,309,017	18,360,434	15,938,106	37,669,451	33,410,797
Gathering, transportation and processing costs	107,629	166,054	(1,632)	273,683	(2,455)
Ad valorem taxes	1,337,276	2,145,631	1,670,343	3,482,907	3,340,956
Oil and natural gas production taxes	3,627,264	4,428,303	4,012,139	8,055,567	8,420,279
Depreciation, depletion and amortization	24,699,421	23,792,450	20,792,932	48,491,871	42,064,603
Asset retirement obligation accretion	352,184	350,834	353,878	703,018	719,725
Operating lease expense	175,090	175,091	115,353	350,181	228,491
General and administrative expense	7,713,534	7,469,222	6,810,243	15,182,756	13,940,382

Total Costs and Operating Expenses	57,321,415	56,888,019	49,691,362	114,209,434	102,122,778

Income from Operations	41,817,934	37,615,117	29,657,211	79,433,051	65,308,707

Other Income (Expense)
Interest income	144,933	78,544	79,745	223,477	79,745
Interest (expense)	(10,946,127)	(11,498,944)	(10,550,807)	(22,445,071)	(20,941,086)
Gain (loss) on derivative contracts	(1,828,599)	(19,014,495)	3,264,660	(20,843,094)	12,739,565
Gain (loss) on disposal of assets	51,338	38,355	(132,109)	89,693	(132,109)
Other income	—	25,686	116,610	25,686	126,210
Net Other Income (Expense)	(12,578,455)	(30,370,854)	(7,221,901)	(42,949,309)	(8,127,675)

Income Before Benefit from (Provision for) Income Taxes	29,239,479	7,244,263	22,435,310	36,483,742	57,181,032

Benefit from (Provision for) Income Taxes	(6,820,485)	(1,728,886)	6,356,295	(8,549,371)	4,326,352

Net Income	$22,418,994	$5,515,377	$28,791,605	$27,934,371	$61,507,384

Basic Earnings per Share	$0.11	$0.03	$0.15	$0.14	$0.33
Diluted Earnings per Share	$0.11	$0.03	$0.15	$0.14	$0.32

Basic Weighted-Average Shares Outstanding	197,976,721	197,389,782	193,077,859	197,684,638	185,545,775
Diluted Weighted-Average Shares Outstanding	200,428,813	199,305,150	195,866,533	199,845,512	193,023,966

RING ENERGY, INC.
Condensed Operating Data
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023

Net sales volumes:
Oil (Bbls)	1,239,731	1,218,837	1,079,379	2,458,568	2,218,792
Natural gas (Mcf)	1,538,347	1,496,507	1,557,545	3,034,854	3,158,952
Natural gas liquids (Bbls)	304,448	263,802	232,698	568,250	472,690
Total oil, natural gas and natural gas liquids (Boe)(1)	1,800,570	1,732,057	1,571,668	3,532,627	3,217,974

% Oil	69%	70%	69%	70%	69%
% Natural Gas	14%	15%	16%	14%	16%
% Natural Gas Liquids	17%	15%	15%	16%	15%

Average daily sales volumes:
Oil (Bbls/d)	13,623	13,394	11,861	13,509	12,259
Natural gas (Mcf/d)	16,905	16,445	17,116	16,675	17,453
Natural gas liquids (Bbls/d)	3,346	2,899	2,557	3,122	2,612
Average daily equivalent sales (Boe/d)	19,786	19,034	17,271	19,410	17,779

Average realized sales prices:
Oil ($/Bbl)	$80.09	$75.72	$72.30	$77.93	$72.85
Natural gas ($/Mcf)	(1.93)	(0.55)	(0.71)	(1.25)	(0.01)
Natural gas liquids ($/Bbls)	9.27	11.47	10.35	10.29	12.35
Barrel of oil equivalent ($/Boe)	$55.06	$54.56	$50.49	$54.82	$52.03

Average costs and expenses per Boe ($/Boe):
Lease operating expenses	$10.72	$10.60	$10.14	$10.66	$10.38
Gathering, transportation and processing costs	0.06	0.10	—	0.08	—
Ad valorem taxes	0.74	1.24	1.06	0.99	1.04
Oil and natural gas production taxes	2.01	2.56	2.55	2.28	2.62
Depreciation, depletion and amortization	13.72	13.74	13.23	13.73	13.07
Asset retirement obligation accretion	0.20	0.20	0.23	0.20	0.22
Operating lease expense	0.10	0.10	0.07	0.10	0.07
General and administrative expense (including share-based compensation)	4.28	4.31	4.33	4.30	4.33
G&A (excluding share-based compensation)	3.13	3.32	2.89	3.22	3.03
G&A (excluding share-based compensation and transaction costs)	3.13	3.32	2.75	3.22	2.96

(1) Boe is determined using the ratio of six Mcf of natural gas to one Bbl of oil (totals may not compute due to rounding.) The conversion ratio does not assume price equivalency and the price on an equivalent basis for oil, natural gas, and natural gas liquids may differ significantly.

RING ENERGY, INC.
Condensed Balance Sheets
(Unaudited)

	June 30, 2024	December 31, 2023
ASSETS
Current Assets
Cash and cash equivalents	$1,178,812	$296,384
Accounts receivable	41,578,158	38,965,002
Joint interest billing receivables, net	1,698,453	2,422,274
Derivative assets	3,369,762	6,215,374
Inventory	5,776,398	6,136,935
Prepaid expenses and other assets	2,622,425	1,874,850
Total Current Assets	56,224,008	55,910,819
Properties and Equipment
Oil and natural gas properties, full cost method	1,735,534,624	1,663,548,249
Financing lease asset subject to depreciation	4,192,099	3,896,316
Fixed assets subject to depreciation	3,355,968	3,228,793
Total Properties and Equipment	1,743,082,691	1,670,673,358
Accumulated depreciation, depletion and amortization	(425,424,564)	(377,252,572)
Net Properties and Equipment	1,317,658,127	1,293,420,786
Operating lease asset	2,206,218	2,499,592
Derivative assets	3,032,562	11,634,714
Deferred financing costs	10,632,970	13,030,481
Total Assets	$1,389,753,885	$1,376,496,392

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$90,014,041	$104,064,124
Income tax liability	182,805	—
Financing lease liability	948,283	956,254
Operating lease liability	622,694	568,176
Derivative liabilities	18,114,594	7,520,336
Notes payable	1,355,795	533,734
Asset retirement obligations	165,720	165,642
Total Current Liabilities	111,403,932	113,808,266

Non-current Liabilities
Deferred income taxes	16,846,398	8,552,045
Revolving line of credit	407,000,000	425,000,000
Financing lease liability, less current portion	685,471	906,330
Operating lease liability, less current portion	1,736,051	2,054,041
Derivative liabilities	6,255,428	11,510,368
Asset retirement obligations	28,409,700	28,082,442
Total Liabilities	572,336,980	589,913,492
Commitments and contingencies
Stockholders' Equity
Preferred stock - $0.001 par value; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock - $0.001 par value; 450,000,000 shares authorized; 198,166,297 shares and 196,837,001 shares issued and outstanding, respectively	198,166	196,837
Additional paid-in capital	798,732,980	795,834,675
Retained earnings (Accumulated deficit)	18,485,759	(9,448,612)
Total Stockholders’ Equity	817,416,905	786,582,900
Total Liabilities and Stockholders' Equity	$1,389,753,885	$1,376,496,392

RING ENERGY, INC.
Condensed Statements of Cash Flows
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023

Cash Flows From Operating Activities
Net income	$22,418,994	$5,515,377	$28,791,605	$27,934,371	$61,507,384
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	24,699,421	23,792,450	20,792,932	48,491,871	42,064,603
Asset retirement obligation accretion	352,184	350,834	353,878	703,018	719,725
Amortization of deferred financing costs	1,221,608	1,221,607	1,220,385	2,443,215	2,440,769
Share-based compensation	2,077,778	1,723,832	2,260,312	3,801,610	4,204,008
Bad debt expense	14,937	163,840	19,315	178,777	22,209
(Gain) loss on disposal of assets	(89,693)	—	—	(89,693)	—
Deferred income tax expense (benefit)	6,621,128	1,585,445	(6,548,363)	8,206,573	(4,575,710)
Excess tax expense (benefit) related to share-based compensation	46,972	40,808	150,877	87,780	150,877
(Gain) loss on derivative contracts	1,828,599	19,014,495	(3,264,660)	20,843,094	(12,739,565)
Cash received (paid) for derivative settlements, net	(2,594,497)	(1,461,515)	179,595	(4,056,012)	(478,930)
Changes in operating assets and liabilities:
Accounts receivable	2,955,975	(5,240,487)	5,320,051	(2,284,512)	8,748,338
Inventory	189,121	171,416	1,480,824	360,537	1,923,422
Prepaid expenses and other assets	(1,251,279)	503,704	(1,489,612)	(747,575)	(959,678)
Accounts payable	(7,712,355)	(1,601,276)	(5,471,391)	(9,313,631)	(15,061,289)
Settlement of asset retirement obligation	(160,963)	(591,361)	(429,567)	(752,324)	(919,886)
Net Cash Provided by Operating Activities	50,617,930	45,189,169	43,366,181	95,807,099	87,046,277

Cash Flows From Investing Activities
Payments for the Stronghold Acquisition	—	—	—	—	(18,511,170)
Payments to purchase oil and natural gas properties	(147,004)	(475,858)	(819,644)	(622,862)	(878,743)
Payments to develop oil and natural gas properties	(36,554,719)	(38,904,808)	(35,611,915)	(75,459,527)	(72,551,222)
Payments to acquire or improve fixed assets subject to depreciation	(26,649)	(124,937)	(11,324)	(151,586)	(25,894)
Proceeds from sale of fixed assets subject to depreciation	10,605	—	332,230	10,605	332,230
Proceeds from divestiture of equipment for oil and natural gas properties	—	—	—	—	54,558
Proceeds from sale of Delaware properties	—	—	7,992,917	—	7,992,917
Proceeds from sale of New Mexico properties	(144,398)	—	—	(144,398)	—
Net Cash Used in Investing Activities	(36,862,165)	(39,505,603)	(28,117,736)	(76,367,768)	(83,587,324)

Cash Flows From Financing Activities
Proceeds from revolving line of credit	29,500,000	51,500,000	28,500,000	81,000,000	84,500,000
Payments on revolving line of credit	(44,500,000)	(54,500,000)	(53,500,000)	(99,000,000)	(102,500,000)
Proceeds from issuance of common stock from warrant exercises	—	—	8,687,655	—	12,301,596
Payments for taxes withheld on vested restricted shares, net	(86,991)	(814,985)	(141,682)	(901,976)	(276,063)
Proceeds from notes payable	1,501,507	—	1,565,071	1,501,507	1,565,071
Payments on notes payable	(145,712)	(533,734)	(152,397)	(679,446)	(652,277)
Payment of deferred financing costs	(45,704)	—	—	(45,704)	—
Reduction of financing lease liabilities	(176,128)	(255,156)	(182,817)	(431,284)	(359,831)
Net Cash Provided by (Used in) Financing Activities	(13,953,028)	(4,603,875)	(15,224,170)	(18,556,903)	(5,421,504)

Net Increase (Decrease) in Cash	(197,263)	1,079,691	24,275	882,428	(1,962,551)
Cash at Beginning of Period	1,376,075	296,384	1,725,700	296,384	3,712,526
Cash at End of Period	$1,178,812	$1,376,075	$1,749,975	$1,178,812	$1,749,975

RING ENERGY, INC.
Financial Commodity Derivative Positions
As of June 30, 2024

The following tables reflect the details of current derivative contracts as of June 30, 2024 (quantities are in barrels (Bbl) for the oil derivative contracts and in million British thermal units (MMBtu) for the natural gas derivative contracts):

	Oil Hedges (WTI)
	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026

Swaps:
Hedged volume (Bbl)	282,900	368,000	71,897	52,063	265,517	64,555	449,350	432,701
Weighted average swap price	$65.49	$68.43	$72.03	$72.03	$72.94	$72.03	$70.38	$69.53

Deferred premium puts:
Hedged volume (Bbl)	125,070	88,405	—	—	—	—	—	—
Weighted average strike price	$75.00	$75.00	$—	$—	$—	$—	$—	$—
Weighted average deferred premium price	$2.61	$2.61	$—	$—	$—	$—	$—	$—

Two-way collars:
Hedged volume (Bbl)	230,000	128,800	474,750	464,100	225,400	404,800	—	—
Weighted average put price	$64.00	$60.00	$57.06	$60.00	$65.00	$60.00	$—	$—
Weighted average call price	$76.50	$73.24	$75.82	$69.85	$78.91	$75.68	$—	$—

	Gas Hedges (Henry Hub)
	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026

NYMEX Swaps:
Hedged volume (MMBtu)	86,350	653,100	616,199	594,400	289,550	—	—	532,500
Weighted average swap price	$3.55	$4.43	$3.78	$3.43	$3.72	$—	$—	$3.38

Two-way collars:
Hedged volume (MMBtu)	387,350	27,600	33,401	27,300	308,200	598,000	553,500	—
Weighted average put price	$3.94	$3.00	$3.00	$3.00	$3.00	$3.00	$3.50	$—
Weighted average call price	$6.17	$4.15	$4.39	$4.15	$4.75	$4.15	$5.03	$—

	Oil Hedges (basis differential)
	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026

Argus basis swaps:
Hedged volume (Bbl)	244,000	368,000	270,000	273,000	276,000	276,000	—	—
Weighted average spread price (1)	$1.15	$1.15	$1.00	$1.00	$1.00	$1.00	$—	$—

(1) The oil basis swap hedges are calculated as the fixed price (weighted average spread price above) less the difference between WTI Midland and WTI Cushing, in the issue of Argus Americas Crude.

RING ENERGY, INC.
Non-GAAP Financial Information

Certain financial information included in this release are not measures of financial performance recognized by accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures are “Adjusted Net Income”, “Adjusted EBITDA”, “Adjusted Free Cash Flow” or “AFCF,” “Adjusted Cash Flow from Operations” or “ACFFO,” “G&A Excluding Share-Based Compensation,” “G&A Excluding Share-Based Compensation and Transaction Costs,” “Leverage Ratio,” “All-In Cash Operating Costs,” and “Cash Operating Margin.” Management uses these non-GAAP financial measures in its analysis of performance. In addition, Adjusted EBITDA is a key metric used to determine a portion of the Company’s incentive compensation awards. These disclosures may not be viewed as a substitute for results determined in accordance with GAAP and are not necessarily comparable to non-GAAP performance measures which may be reported by other companies.

Reconciliation of Net Income (Loss) to Adjusted Net Income

“Adjusted Net Income” is calculated as net income (loss) minus the estimated after-tax impact of share-based compensation, ceiling test impairment, unrealized gains and losses on changes in the fair value of derivatives, and transaction costs for executed acquisitions and divestitures (A&D). Adjusted Net Income is presented because the timing and amount of these items cannot be reasonably estimated and affect the comparability of operating results from period to period, and current period to prior periods. The Company believes that the presentation of Adjusted Net Income provides useful information to investors as it is one of the metrics management uses to assess the Company’s ongoing operating and financial performance, and also is a useful metric for investors to compare our results with our peers.

	(Unaudited for All Periods)
	Three Months Ended						Six Months Ended
	June 30,		March 31,		June 30,		June 30,		June 30,
	2024		2024		2023		2024		2023
	Total	Per share - diluted	Total	Per share - diluted	Total	Per share - diluted	Total	Per share - diluted	Total	Per share - diluted
Net Income (Loss)	$22,418,994	$0.11	$5,515,377	$0.03	$28,791,605	$0.15	$27,934,371	$0.14	$61,507,384	$0.32

Share-based compensation	2,077,778	0.01	1,723,832	0.01	2,260,312	0.01	3,801,610	0.02	4,204,008	0.02
Unrealized loss (gain) on change in fair value of derivatives	(765,898)	—	17,552,980	0.08	(3,085,065)	(0.02)	16,787,082	0.08	(13,218,495)	(0.07)
Transaction costs - executed A&D	—	—	3,539	—	220,191	—	3,539	—	220,191	—
Tax impact on adjusted items	(304,225)	—	(4,447,977)	(0.02)	(171,282)	—	(4,752,202)	(0.02)	307,185	—

Adjusted Net Income	$23,426,649	$0.12	$20,347,751	$0.10	$28,015,761	$0.14	$43,774,400	$0.22	$53,020,273	$0.27

Diluted Weighted-Average Shares Outstanding	200,428,813		199,305,150		195,866,533		199,845,512		193,023,966

Adjusted Net Income per Diluted Share	$0.12		$0.10		$0.14		$0.22		$0.27

Reconciliation of Net Income (Loss) to Adjusted EBITDA

The Company defines “Adjusted EBITDA” as net income (loss) plus net interest expense, unrealized loss (gain) on change in fair value of derivatives, ceiling test impairment, income tax (benefit) expense, depreciation, depletion and amortization, asset retirement obligation accretion, transaction costs for executed acquisitions and divestitures (A&D), share-based compensation, loss (gain) on disposal of assets, and backing out the effect of other income. Company management believes Adjusted EBITDA is relevant and useful because it helps investors understand Ring’s operating performance and makes it easier to compare its results with those of other companies that have different financing, capital and tax structures. Adjusted EBITDA should not be considered in isolation from or as a substitute for net income, as an indication of operating performance or cash flows from operating activities or as a measure of liquidity. Adjusted EBITDA, as Ring calculates it, may not be comparable to Adjusted EBITDA measures reported by other companies. In addition, Adjusted EBITDA does not represent funds available for discretionary use.

	(Unaudited for All Periods)
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Net Income (Loss)	$22,418,994	$5,515,377	$28,791,605	$27,934,371	$61,507,384

Interest expense, net	10,801,194	11,420,400	10,471,062	22,221,594	20,861,341
Unrealized loss (gain) on change in fair value of derivatives	(765,898)	17,552,980	(3,085,065)	16,787,082	(13,218,495)
Income tax (benefit) expense	6,820,485	1,728,886	(6,356,295)	8,549,371	(4,326,352)
Depreciation, depletion and amortization	24,699,421	23,792,450	20,792,932	48,491,871	42,064,603
Asset retirement obligation accretion	352,184	350,834	353,878	703,018	719,725
Transaction costs - executed A&D	—	3,539	220,191	3,539	220,191
Share-based compensation	2,077,778	1,723,832	2,260,312	3,801,610	4,204,008
Loss (gain) on disposal of assets	(51,338)	(38,355)	132,109	(89,693)	132,109
Other income	—	(25,686)	(116,610)	(25,686)	(126,210)

Adjusted EBITDA	$66,352,820	$62,024,257	$53,464,119	$128,377,077	$112,038,304

Adjusted EBITDA Margin	67%	66%	67%	66%	67%

Reconciliations of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow and Adjusted EBITDA to Adjusted Free Cash Flow

The Company defines “Adjusted Free Cash Flow” or “AFCF” as Net Cash Provided by Operating Activities less changes in operating assets and liabilities (as reflected on our Condensed Statements of Cash Flows), plus transaction costs for executed acquisitions and divestitures (A&D), current income tax expense (benefit), proceeds from divestitures of equipment for oil and natural gas properties, loss (gain) on disposal of assets, and less capital expenditures, bad debt expense, and other income. For this purpose, our definition of capital expenditures includes costs incurred related to oil and natural gas properties (such as drilling and infrastructure costs and the lease maintenance costs) but excludes acquisition costs of oil and gas properties from third parties that are not included in our capital expenditures guidance provided to investors. Our management believes that Adjusted Free Cash Flow is an important financial performance measure for use in evaluating the performance and efficiency of our current operating activities after the impact of capital expenditures and net interest expense and without being impacted by items such as changes associated with working capital, which can vary substantially from one period to another. Other companies may use different definitions of Adjusted Free Cash Flow.

	(Unaudited for All Periods)
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023

Net Cash Provided by Operating Activities	$50,617,930	$45,189,169	$43,366,181	$95,807,099	$87,046,277
Adjustments - Condensed Statements of Cash Flows
Changes in operating assets and liabilities	5,979,501	6,758,004	589,695	12,737,505	6,269,093
Transaction costs - executed A&D	—	3,539	220,191	3,539	220,191
Income tax expense (benefit) - current	152,385	102,633	41,191	255,018	98,481
Capital expenditures	(35,360,832)	(36,261,008)	(31,608,483)	(71,621,840)	(70,533,980)
Proceeds from divestiture of equipment for oil and natural gas properties	—	—	—	—	54,558
Bad debt expense	(14,937)	(163,840)	(19,315)	(178,777)	(22,209)
Loss (gain) on disposal of assets	38,355	(38,355)	132,109	—	132,109
Other income	—	(25,686)	(116,610)	(25,686)	(126,210)

Adjusted Free Cash Flow	$21,412,402	$15,564,456	$12,604,959	$36,976,858	$23,138,310

	(Unaudited for All Periods)
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023

Adjusted EBITDA	$66,352,820	$62,024,257	$53,464,119	$128,377,077	$112,038,304

Net interest expense (excluding amortization of deferred financing costs)	(9,579,586)	(10,198,793)	(9,250,677)	(19,778,379)	(18,420,572)
Capital expenditures	(35,360,832)	(36,261,008)	(31,608,483)	(71,621,840)	(70,533,980)
Proceeds from divestiture of equipment for oil and natural gas properties	—	—	—	—	54,558

Adjusted Free Cash Flow	$21,412,402	$15,564,456	$12,604,959	$36,976,858	$23,138,310

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Cash Flow from Operations

The Company defines “Adjusted Cash Flow from Operations” or “ACFFO” as Net Cash Provided by Operating Activities, as reflected in our Condensed Statements of Cash Flows, less the changes in operating assets and liabilities, which includes accounts receivable, inventory, prepaid expenses and other assets, accounts payable, and settlement of asset retirement obligations, which are subject to variation due to the nature of the Company’s operations. Accordingly, the Company believes this non-GAAP measure is useful to investors because it is used often in its industry and allows investors to compare this metric to other companies in its peer group as well as the E&P sector.

	(Unaudited for All Periods)
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023

Net Cash Provided by Operating Activities	$50,617,930	$45,189,169	$43,366,181	$95,807,099	$87,046,277

Changes in operating assets and liabilities	5,979,501	6,758,004	589,695	12,737,505	6,269,093

Adjusted Cash Flow from Operations	$56,597,431	$51,947,173	$43,955,876	$108,544,604	$93,315,370

Reconciliation of General and Administrative Expense (G&A) to G&A Excluding Share-Based Compensation and Transaction Costs

The following table presents a reconciliation of General and Administrative Expense (G&A), a GAAP measure, to G&A excluding share-based compensation, and G&A excluding share-based compensation and transaction costs for executed acquisitions and divestitures (A&D).

	(Unaudited for All Periods)
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023

General and administrative expense (G&A)	$7,713,534	$7,469,222	$6,810,243	$15,182,756	$13,940,382
Shared-based compensation	2,077,778	1,723,832	2,260,312	3,801,610	4,204,008
G&A excluding share-based compensation	5,635,756	5,745,390	4,549,931	11,381,146	9,736,374
Transaction costs - executed A&D	—	3,539	220,191	3,539	220,191
G&A excluding share-based compensation and transaction costs	$5,635,756	$5,741,851	$4,329,740	$11,377,607	$9,516,183

Calculation of Leverage Ratio

“Leverage” or the “Leverage Ratio” is calculated under our existing senior revolving credit facility and means as of any date, the ratio of (i) our consolidated total debt as of such date to (ii) our Consolidated EBITDAX for the four consecutive fiscal quarters ending on or immediately prior to such date for which financial statements are required to have been delivered under our existing senior revolving credit facility; provided that for the purposes of the definition of ‘Leverage Ratio’: (a) for the fiscal quarter ended March 31, 2023, Consolidated EBITDAX is calculated by multiplying Consolidated EBITDAX for the three fiscal quarter periods ended on March 31, 2023 by four-thirds, and (b) for each fiscal quarter thereafter, Consolidated EBITDAX will be calculated by adding Consolidated EBITDAX for the four consecutive fiscal quarters ending on such date.

The Company defines “Consolidated EBITDAX” in accordance with our existing senior revolving credit facility that means for any period an amount equal to the sum of (i) consolidated net income (loss) for such period plus (ii) to the extent deducted in determining consolidated net income for such period, and without duplication, (A) consolidated interest expense, (B) income tax expense determined on a consolidated basis in accordance with GAAP, (C) depreciation, depletion and amortization determined on a consolidated basis in accordance with GAAP, (D) exploration expenses determined on a consolidated basis in accordance with GAAP, and (E) all other non-cash charges acceptable to our senior revolving credit facility administrative agent determined on a consolidated basis in accordance with GAAP, in each case for such period minus (iii) all noncash income added to consolidated net income (loss) for such period; provided that, for purposes of calculating compliance with the financial covenants, to the extent that during such period we shall have consummated an acquisition permitted by the credit facility or any sale, transfer or other disposition of any property or assets permitted by the senior revolving credit facility, Consolidated EBITDAX will be calculated on a pro forma basis with respect to the property or assets so acquired or disposed of.

Also set forth in our existing senior revolving credit facility is the maximum permitted Leverage Ratio of 3.00. The following table shows the leverage ratio calculation for our most recent fiscal quarter.

	(Unaudited)
	Three Months Ended
	September 30,	December 31,	March 31,	June 30,	Last Four Quarters
	2023	2023	2024	2024
Consolidated EBITDAX Calculation:
Net Income (Loss)	$(7,539,222)	$50,896,479	$5,515,377	$22,418,994	$71,291,628
Plus: Consolidated interest expense	11,301,328	11,506,908	11,420,400	10,801,194	45,029,830
Plus: Income tax provision (benefit)	(3,411,336)	7,862,930	1,728,886	6,820,485	13,000,965
Plus: Depreciation, depletion and amortization	21,989,034	24,556,654	23,792,450	24,699,421	95,037,559
Plus: non-cash charges acceptable to Administrative Agent	36,396,867	(29,695,076)	19,627,646	1,664,064	27,993,501
Consolidated EBITDAX	$58,736,671	$65,127,895	$62,084,759	$66,404,158	$252,353,483
Plus: Pro Forma Acquired Consolidated EBITDAX	4,810,123	—	—	—	4,810,123
Less: Pro Forma Divested Consolidated EBITDAX	(672,113)	(66,463)	40,474	(4,643)	(702,745)
Pro Forma Consolidated EBITDAX	$62,874,681	$65,061,432	$62,125,233	$66,399,515	$256,460,861

Non-cash charges acceptable to Administrative Agent
Asset retirement obligation accretion	$354,175	$351,786	$350,834	$352,184
Unrealized loss (gain) on derivative assets	33,871,957	(32,505,544)	17,552,980	(765,898)
Share-based compensation	2,170,735	2,458,682	1,723,832	2,077,778
Total non-cash charges acceptable to Administrative Agent	$36,396,867	$(29,695,076)	$19,627,646	$1,664,064

	As of
	June 30,
	2024
Leverage Ratio Covenant:
Revolving line of credit	$407,000,000
Pro Forma Consolidated EBITDAX	256,460,861
Leverage Ratio	1.59
Maximum Allowed	≤ 3.00x

All-In Cash Operating Costs

The Company defines All-In Cash Operating Costs, a non-GAAP financial measure, as “all in cash” costs which includes lease operating expenses, G&A costs excluding share-based compensation, interest expense, workovers and other operating expenses, production taxes, ad valorem taxes, and gathering/transportation costs. Management believes that this metric provides useful additional information to investors to assess the Company’s operating costs in comparison to its peers, which may vary from company to company.

	(Unaudited for All Periods)
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
All-In Cash Operating Costs:
Lease operating expenses (including workovers)	$19,309,017	$18,360,434	$15,938,106	37,669,451	33,410,797
G&A excluding share-based compensation	5,635,756	5,745,390	4,549,931	11,381,146	9,736,374
Net interest expense (excluding amortization of deferred financing costs)	9,579,586	10,198,793	9,250,677	19,778,379	18,420,572
Operating lease expense	175,090	175,091	115,353	350,181	228,491
Oil and natural gas production taxes	3,627,264	4,428,303	4,012,139	8,055,567	8,420,279
Ad valorem taxes	1,337,276	2,145,631	1,670,343	3,482,907	3,340,956
Gathering, transportation and processing costs	107,629	166,054	(1,632)	273,683	(2,455)
All-in cash operating costs	$39,771,618	$41,219,696	$35,534,917	80,991,314	73,555,014

Boe	1,800,570	1,732,057	1,571,668	3,532,627	3,217,974

All-in cash operating costs per Boe	$22.09	$23.80	$22.61	$22.93	$22.86

Cash Operating Margin

The Company defines Cash Operating Margin, a non-GAAP financial measure, as realized revenues per Boe less “all-in cash operating costs per Boe. Management believes that this metric provides useful additional information to investors to assess the Company’s operating margins in comparison to its peers, which may vary from company to company.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Cash Operating Margin
Realized revenues per Boe	$55.06	$54.56	$50.49	$54.82	$52.03
All-in cash operating costs per Boe	22.09	23.80	22.61	22.93	22.86
Cash Operating Margin per Boe	$32.97	$30.76	$27.88	$31.89	$29.17